SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2003

Merrill Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maine	000-24715	01-0471507
(State or other jurisdiction of in Company)	(Commission File Number)	(IRS Employer Identification No.)

201 Main Street, Bangor, Maine 04401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (207) 942-4800

Not Applicable

(Former name or former address, if changed since 1st report)

Items 1 through 6 and 8.    Not Applicable.

Item 7.                           Financial Statements and Exhibits.

                No financial statements are required to be filed as part of this Report.  The following exhibits are filed as part of this Report:

Exhibit No.	Description
99.1

Text of written presentation that Merrill Merchants Bancshares, Inc. presented at the 2003 Annual Shareholders Meeting on April 17, 2003.  The Company also intends to make such written presentation available to those individuals who request a copy on or after April 21, 2003.

99.2	Press release issued by Merrill Merchants Bancshares, Inc. on April 17, 2003, furnished in accordance with Item 12 of this Current Report on Form 8-K.

Item 9.                           Regulation FD Disclosure.

                Annual Meeting Presentation

                On April 17, 2003, Merrill Merchants Bancshares, Inc. (the “Company”) provided a presentation at its 2003 Annual Meeting of Shareholders.  The Company also intends to make available a copy of the written presentation to those individuals who request a copy on or after April 21, 2003.  Attached as Exhibit 99.1 of this Form 8-K is a copy of such written material.

                Earnings Release, dated April 17, 2003

                The following information is furnished under this Item 9 solely in satisfaction of Item 12, “Disclosure of Results of Operations and Financial Condition.”

                On April 17, 2003, the Company announced its earnings for the first quarter of the 2003 fiscal year.  A copy of the press release dated April 17, 2003, describing first quarter earnings is attached as Exhibit 99.1.

Item 10-11.           Not applicable.

Item 12.                 Results of Operations and Financial Condition

                See Item 9 — “Earnings Release, dated April 17, 2003,” per SEC Release 33-8216, March 27, 2003.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merrill Merchants Bancshares, Inc.

By:	/s/ Edwin N. Clift
Edwin N. Clift
President and Chief Executive Officer

Dated: April 18, 2003

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Exhibit Index

Exhibit No.	Description
99.1

Text of written presentation that Merrill Merchants Bancshares, Inc. presented at the 2003 Annual Shareholders Meeting.  The Company also intends to make such written presentation available to those individuals who request a copy on or after April 21, 2003.

99.2	Press release issued by Merrill Merchants Bancshares, Inc. on April 17, 2003, furnished in accordance with Item 12 of this Current Report on Form 8-K.

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